 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2019

INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Caspian Court
Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Common shares, par value $0.001 per share	INFN	The Nasdaq Global Select Market
(Title of each class)	(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On May 8, 2019, Infinera Corporation (the “Company”) issued a press release announcing financial results for its first quarter ended March 30, 2019. The Company also posted on the Investor Relations section of its website (www.infinera.com) a CFO Commentary with respect to its first quarter ended March 30, 2019. Copies of the press release and CFO Commentary are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. Information on the Company’s website is not, and will not be deemed, a part of this report or incorporated into any other filings the Company makes with the Securities and Exchange Commission.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, are being furnished under Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such a filing.
The press release and CFO Commentary furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, refer to certain non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in each exhibit.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 7, 2019, Brad D. Feller, the Chief Financial Officer (“CFO”) of the Company, informed the Company of his intention to resign as CFO effective as of a date still to be determined no later than the end of the third quarter of fiscal 2019. The Company has agreed with Mr. Feller that he will continue to serve as CFO during this transition period (the “Transition Period”) while the Company conducts a search for his successor. As an incentive for Mr. Feller to continue in a transition role, he will continue to receive his regular base salary and benefits and, upon his termination, the Company will provide Mr. Feller a separation payment of $1.5 million and 18 months of COBRA benefits. During the Transition Period, Mr. Feller will continue to (i) fulfill his duties as the CFO; (ii) oversee the implementation and consolidation of the Company’s enterprise resource planning system; and (iii) help in the transition of a new CFO and other personnel, as appropriate. Other than the foregoing separation payment and COBRA benefits, Mr. Feller will not be entitled to any other payments, bonuses, severance or other compensation for his transition service.
In the event the Company terminates Mr. Feller’s employment without “cause” prior to the end of the Transition Period he will be entitled to receive the separation payment described above.
In any case, Mr. Feller is required to enter into the Company’s standard release and waiver agreement to receive the separation payment.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated May 8, 2019.
99.2	CFO Commentary dated May 8, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: May 8, 2019	By:	/s/ BRAD D. FELLER
Brad D. Feller Chief Financial Officer